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                                                                       EXHIBIT 1


                                  $___________

               HOUSEHOLD REVOLVING HOME EQUITY LOAN TRUST 1996-2

             Revolving Home Equity Loan Asset Backed Certificates,
                                 Series 1996-2,
                                    Class A

                         HOUSEHOLD FINANCE CORPORATION
                               (Master Servicer)

                           HFC REVOLVING CORPORATION
                                    (Seller)

                         FORM OF UNDERWRITING AGREEMENT


                                                           _______________, 1996


MORGAN STANLEY & CO. INCORPORATED
     as Representatives of the Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

       HFC Revolving Corporation, a Delaware corporation (the "Seller"), has authorized the issuance by Household Revolving Home Equity Loan Trust 1996-2 (the "Trust") of $____________ principal amount of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2, Class A (the "Class A Certificates"), and has authorized the sale of the Class A Certificates (the "Underwritten Certificates") to the several underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). Each Class A Certificate will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, a pool of home equity revolving credit line loans that have been made from time to time under certain home equity revolving credit line loan agreements and conveyed to the Trust at the Closing Time (as defined herein) (the "Initial Mortgage Loans") and, to the extent of the availability thereof, newly originated home equity revolving credit line loans to be conveyed to the Trust from time to time on or before the last Distribution Date of the Funding Period (the "Subsequent Mortgage Loans") and any eligible mortgage loan substituted for a defective loan pursuant to the Pooling and Servicing Agreement (as defined below) (each, an "Eligible Substitute Mortgage Loan" and, together with the Initial Mortgage Loans and the Subsequent Mortgage Loans, the "Mortgage Loans"), including any additional principal amounts (the "Additional Balances") advanced to a mortgagor under any Mortgage Loan after the date as of which such Mortgage Loan is conveyed to the Trust, secured primarily by first and second mortgages on
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residential properties that are primarily one- to four-family properties, certain monies due thereunder and an irrevocable and unconditional financial guaranty insurance policy (the "Policy") to be issued by ______________________ (the "Certificate Insurer") pursuant to an insurance and reimbursement agreement dated as of _______________, 1996 (the "Insurance Agreement") among the Certificate Insurer, the Seller, The First National Bank of Chicago, as trustee (the "Trustee"), and Household Finance Corporation, as master servicer (the "Master Servicer" or "HFC"). The Seller has acquired or will acquire the Mortgage Loans pursuant to the Receivables Purchase Agreement, as described below. The Class A Certificates will be issued in an aggregate principal amount of $____________, which is equal to approximately _____% of the aggregate principal balance of the Initial Mortgage Loans as of their Cut-Off Date. Simultaneously with the issuance of the Class A Certificates and the sale of the Underwritten Certificates to the Underwriters as contemplated herein, the Trust will also issue the Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2, Seller Certificate (the "Seller Certificate" and, together with the Class A Certificates, the "Certificates"), evidencing the remaining interest in the Trust not evidenced by the Class A Certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of __________________, 1996 (the "Pooling and Servicing Agreement"), among the Seller, the Master Servicer and the Trustee. The Seller is a subsidiary of HFC. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement or the Prospectus, as applicable.

       The Seller has entered into a Receivables Purchase Agreement dated as of _______________, 1996 (the "Receivables Purchase Agreement"), between the Seller, as purchaser, and each of (i) Household Realty Corporation, (ii) Household Finance Corporation of California, (iii) Household Finance Corporation II, (iv) Household Finance Corporation III, (v) Household Finance Industrial Loan Company, (vi) Household Finance Realty Corporation of New York,
(vii) Household Financial Center Inc., (viii) Household Finance Realty Corporation of Nevada, (ix) Household Industrial Loan Company of Kentucky, (x) Household Finance Industrial Loan Company of Iowa, (xi) Household Finance Consumer Discount Company, (xii) Household Industrial Finance Company and
(xiii) Mortgage One Corporation (collectively, the "Subservicers" and each individually, a "Subservicer"). Pursuant to the Receivables Purchase Agreement, the Subservicers will sell to the Seller all of their right, title and interest in and to the unpaid principal balances of the Initial Mortgage Loans and, to the extent of the availability thereof, the Subsequent Mortgage Loans, as well as any Eligible Substitute Mortgage Loans, in each case as of the applicable Cut-Off Date, and certain other rights with respect to the collateral supporting each Mortgage Loan, and each Subservicer is obligated to sell to the Seller any Additional Balances resulting from advances made under the Mortgage Loans to the related mortgagors subsequent to such Cut-Off Date. Pursuant to the Pooling and Servicing Agreement, the Seller will assign to the Trust all of its right, title and interest in and to each Trust Balance and all interest and principal payments in respect thereof received on or after the applicable Cut-Off Date or, with respect to any Additional Balance, on or after the date of transfer to the Trust. In addition, the Subservicers have entered into an agreement dated as of ______________, 1996 (the "Transfer Agreement"), between the Trustee and each of the Subservicers, pursuant to which the Subservicers will assign to the Trust all of their right, title and interest in and to the Mortgage Loans (collectively, the "Transferred Assets") not otherwise transferred pursuant to the Receivables Purchase Agreement, other than the right or obligation to fund additional draws.





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       The Certificates are more fully described in the Registration Statement
(as defined below) which the Seller has furnished to Morgan Stanley & Co. Incorporated, as Representatives of the Underwriters.

       The Seller and HFC understand that the Underwriters propose to make a public offering of the Underwritten Certificates as soon as the Underwriters deem advisable after the date hereof.

       The Seller and the Trust have filed with the Securities and Exchange Commission (the "Commission") on ___________, 1996 a registration statement on Form S-11, including a form of prospectus relating to the Class A Certificates (Nos. 333-________ and 333-________-01) and have filed such amendments thereto as may have been required to the date hereof, and pursuant to the provisions hereof shall file such post-effective amendments thereto as may hereafter be required pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"). Such registration statement (as amended, if applicable) and the prospectus relating to the offering of the Class A Certificates constituting a part thereof filed by the Seller are referred to herein as the "Registration Statement" and the "Prospectus," respectively; and any reference herein to any amendment or supplement with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act.

       SECTION 1. Representations and Warranties of the Seller and the Subservicers. Each of the Subservicers and the Seller, each as to itself, represents and warrants to, and agrees with the Underwriters that:

       (a) The Registration Statement has become effective under the 1933 Act. The Registration Statement complies, and any amendment to the Registration Statement at the time such amended Registration Statement becomes effective will comply, in all material respects with the requirements of the 1933 Act and the Rules and Regulations. The Registration Statement at the time such Registration Statement became effective did not, and any amendment to the Registration Statement at the time such amended Registration Statement becomes effective will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date did not, and the Prospectus as amended or supplemented as of the Closing Time (as defined herein) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to omissions of information from the Registration Statement or Prospectus that are solely included in the Computational Materials distributed by an Underwriter in violation of Section 2(a) hereof or statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Seller in writing by the Underwriters or the Certificate Insurer expressly for use in the Registration Statement or Prospectus. Assuming compliance by each Underwriter with Section 2(a) hereof, the conditions to the use by the Seller of a registration statement on Form S-11 under the 1933 Act, as set forth in the General Instructions to Form S-11, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of the Seller that are required to be filed as exhibits to the Registration Statement





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pursuant to the 1933 Act or the Rules and Regulations that have not been so filed on or prior to the effective date of the Registration Statement.

       (b) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented at the Closing Time, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of any of the Subservicers or the Seller or of their subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented at the Closing Time.

       (c) Each of the Subservicers and the Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the full right, power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement and the Insurance Agreement, as applicable, and to cause the Certificates to be issued; each of the Subservicers and the Seller is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or financial condition of any such Subservicer or the Seller; and each Subservicer is duly authorized under the statutes that regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"), or is permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

       (d) There are no legal or governmental proceedings pending to which any Subservicer or the Seller is a party or of which any property of any Subservicer or the Seller is the subject, which if determined adversely to any Subservicer or the Seller would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of such Subservicer or the Seller; and to the best knowledge of the Subservicers and the Seller, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

       (e) This Agreement has been duly authorized, executed and delivered by the Seller and each Subservicer, and the Pooling and Servicing Agreement, the Receivables Purchase Agreement and the Insurance Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Seller, and the Receivables Purchase Agreement and the Transfer Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each Subservicer, and this Agreement constitutes, and the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement and the Insurance Agreement when executed and delivered as contemplated herein and therein will constitute, legal, valid and binding instruments enforceable against the Seller or the Subservicers, as applicable, in accordance with their respective terms, subject as to enforceability (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) with respect to rights of





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indemnity under this Agreement and the Insurance Agreement, to limitations of public policy under applicable securities laws.

       (f) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement and the Insurance Agreement, and the fulfillment of the terms of this Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Subservicers or the Seller, any statute, order or regulation applicable to any of the Subservicers or the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of the Subservicers or the Seller and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Subservicers or the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Subservicers or the Seller is a party or by which any of the Subservicers or the Seller may be bound or to which any of the property or assets of any of the Subservicers or the Seller may be subject, except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to any of the Subservicers or the Seller or materially adverse to the transactions contemplated by this Agreement.

       (g) Arthur Andersen LLP is an independent public accountant with respect to the Subservicers and the Seller as required by the 1933 Act and the Rules and Regulations.

       (h) The direction by the Seller to the Trustee to execute, countersign, issue and deliver the Certificates has been duly authorized by the Seller, and assuming the Trustee has been duly authorized to do so, when executed, countersigned, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

       (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance or sale of the Class A Certificates, or the consummation by any of the Subservicers or the Seller of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement or the Insurance Agreement, except the registration under the 1933 Act of the Class A Certificates and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the issuance of the Class A Certificates and the purchase and distribution of the Underwritten Certificates by the Underwriters or as have been obtained.

       (j) Each of the Subservicers and the Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and none of the Subservicers or the Seller has received notice of proceedings relating to the revocation or modification of any such license, certificate, authority





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or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

       (k) At the time of execution and delivery of the Receivables Purchase Agreement and the Transfer Agreement, with respect to the Initial Mortgage Loans, and, with respect to the Subsequent Mortgage Loans and Eligible Substitute Mortgage Loans, as of the date on which such Mortgage Loan is transferred to the Trust (each, a "Transfer Date"), each Subservicer (i) will have good and marketable title to the Trust Balance of each such Mortgage Loan being transferred by it to the Seller and to the Transferred Assets being transferred by it to the Trustee, free and clear of any lien, mortgage pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), (ii) will not have assigned to any person any of its right, title or interest in or to such Trust Balances or Transferred Assets or under the Receivables Purchase Agreement or Transfer Agreement and (iii) will have the power and authority to sell such Trust Balances to the Seller and to assign the Transferred Assets to the Trustee; and upon the consummation of the sale and the assignment provided for pursuant to the terms of the Receivables Purchase Agreement and the Transfer Agreement, respectively, the Seller and the Trustee will have acquired beneficial ownership of all the related Subservicer's right, title and interest in and to the Trust Balances and Transferred Assets, respectively, other than the right or obligation to fund additional draws.

       (l) At the time of execution and delivery of the Pooling and Servicing Agreement, with respect to the Initial Mortgage Loans, and as of the applicable Transfer Date, with respect to the Subsequent Mortgage Loans and Eligible Substitute Mortgage Loans, the Seller (i) will have good and marketable title to the Trust Balance of each such Mortgage Loan being transferred by it to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of Liens, (ii) will not have assigned to any person any of its right, title or interest in or to such Trust Balances or under the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the Certificates being issued pursuant thereto and (iii) will have the power and authority to sell such Trust Balances to the Trustee and to sell the Underwritten Certificates to the Underwriters, and upon execution and delivery of the Pooling and Servicing Agreement and the Transfer Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Seller's right, title and interest in and to the Mortgage Loans, other than the right or obligation to fund additional draws, and upon delivery to the Underwriters of the Underwritten Certificates the Underwriters will have good and marketable title to the Underwritten Certificates, in each case free of Liens except, in the case of the Mortgage Loans, to the extent disclosed in the Prospectus.

       (m) As of the Cut-Off Date for the Initial Mortgage Loans, each of the Initial Mortgage Loans will meet the eligibility criteria described in the Prospectus and as of the Cut-Off Date for the Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans, each of the Subsequent Mortgage Loans and Eligible Substitute Mortgage Loans, as applicable, will meet the eligibility criteria applicable thereto described in the Pooling and Servicing Agreement.

       (n) None of the Subservicers, the Seller or the Trust created by the Pooling and Servicing Agreement will conduct their operations while any of the Class A Certificates are outstanding in a manner that would require any Subservicer, the Seller or the Trust to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof.





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       (o)    At the Closing Time, the Certificates and the Pooling and
Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

       (p) At the Closing Time, the Class A Certificates shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

       (q) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Insurance Agreement and the Certificates have been paid or will be paid at or prior to the Closing Time.

       (r) At the Closing Time, each of the representations and warranties of the Seller with respect to the Initial Mortgage Loans set forth in the Pooling and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.

       Any certificate signed by an officer of any Subservicer or the Seller and delivered to you or counsel for the Underwriters in connection with an offering of the Underwritten Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

       SECTION 2. Representations and Warranties of the Underwriters. Each Underwriter severally, and not jointly, represents and warrants to, and agrees with the other Underwriters, the Subservicers, the Seller and HFC that:

       (a) During the period commencing on the effective date of the Registration Statement and ending on the date the Prospectus is delivered to a prospective investor, such Underwriter has not furnished and will not furnish, in writing or by electronic transmission, Computational Materials relating to the Class A Certificates to any such prospective investor except as otherwise contained in the Preliminary Prospectus dated ______________, 1996 relating to the Class A Certificates. For purposes of this Underwriting Agreement, "Computational Materials" shall mean any "written ABS Term Sheet" or "computational materials" as such terms are defined in the letter dated February 17, 1995 of the Office of Chief Counsel, Division of Corporation Finance of the Securities and Exchange Commission to the Public Securities Association (including computer generated tables displaying information relating to the yield, average life, duration, expected maturity, interest rate sensitivity or cash flow characteristics of the Class A Certificates under a variety of possible prepayment scenarios, certain factual information regarding the financial terms of the offering, including the anticipated ratings for each class of Certificates, as well as background information concerning the Mortgage Loans, or any descriptive data about the underlying Mortgage Loans, such as their individual and weighted average coupons, maturities and loan-to-value ratios or geographical distribution of the Mortgage Properties related thereto, and the proposed structure of the Class A Certificates); provided, however, that Computational Materials shall not be deemed to include any materials which do not otherwise constitute a prospectus within the meaning of
Section 2(10) under the 1933 Act or which are permitted by the Rules and Regulations, including, but not limited to, Rule 134 and Rule 139 thereunder.

       (b) Each Underwriter acknowledges that the Subservicers, the Seller or HFC will not be deemed to have breached any representation and warranty or to have failed to satisfy any





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other agreement contained herein, to the extent any such breach or failure on the part of such party resulted solely from an Underwriter's breach of the representation and warranty set forth in clause (a) above; provided, however, that the rights and obligations otherwise available pursuant to Sections 9 and 10 hereof are not limited solely as a result of an Underwriter's breach of the representation and warranty set forth in clause (a) above.

       SECTION 3. Purchase and Sale. The commitment of the Underwriters to purchase the Underwritten Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of each Subservicer and the Seller herein contained and shall be subject to the terms and conditions herein set forth. The Seller agrees to instruct the Trustee to issue, and agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly (except as provided in Section 13 hereof), to purchase from the Seller, at the purchase price for each Underwritten Certificate set forth on Schedule A hereto, the respective principal amount of Underwritten Certificates set forth opposite the name of such Underwriter on Schedule A hereto.

       SECTION 4. Delivery and Payment. Payment of the purchase price for, and delivery of, any Underwritten Certificates to be purchased by the Underwriters shall be made at the office of Sidley & Austin, One First National Plaza, Chicago, Illinois, or at such other place as shall be agreed upon by you, the Seller and HFC, at 10:00 A.M. New York City time on _____________, 1996 or at such other time or date as shall be agreed upon in writing by you, the Seller and HFC (the "Closing Time"). The Underwritten Certificates will be delivered in book-entry form through the facilities of the Depository Trust Company, CEDEL S.A. and the Euroclear System. Payment shall be made to the Seller by wire transfer of same day funds payable to the account of the Seller. Delivery of the Underwritten Certificates shall be made to you for the respective accounts of the Underwriters against payment of the purchase price thereof. Such Underwritten Certificates shall be in such denominations and registered in such names as you may request in writing at least one business day prior to the Closing Time. Such Underwritten Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 3:00 P.M. New York City time on the first business day prior to the Closing Time.

       SECTION 5. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus.

       SECTION 6. Covenants of the Seller and HFC. The Seller and HFC covenant with each of the Underwriters as follows:

       (a) If at any time when the Prospectus as amended or supplemented is required by the 1933 Act to be delivered in connection with sales of the Underwritten Certificates by the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Seller, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of any such counsel at any such time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the





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1933 Act or the Rules and Regulations thereunder, or if required by such Rules and Regulations, including Rule 430A thereunder, to file a post-effective amendment to such Registration Statement (including an amended Prospectus), the Seller will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriters as many copies of the Prospectus, as amended or supplemented, as you shall reasonably request; provided, however, that the Seller shall not be required to amend or supplement the Registration Statement or the Prospectus as a result of any Underwriter's breach of the representation and warranty set forth in Section 2(a) hereof.

       (b) The Seller will give you reasonable notice of its intention to file any amendment to the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, pursuant to the 1933 Act, will furnish you with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which you or your counsel shall object.

       (c) The Seller will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented,
(iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (d) The Seller will deliver to you as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

       (e) The Seller will make generally available to holders of the Class A Certificates as soon as practicable, but in any event not later than 120 days after the close of the period covered thereby, an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Seller, Rule
158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Time.

       (f) The Seller will endeavor, in cooperation with you, to qualify the Class A Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Class A Certificates. The Seller will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Class A Certificates have been qualified as above provided.





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       (g)    Neither the Seller nor HFC will, without your prior written consent, publicly offer or sell or contract to sell any mortgage pass-through certificates, mortgage pass-through notes or collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by the Seller or HFC for a period of five days following the commencement of the offering of the Underwritten Certificates to the public.

       (h) So long as the Class A Certificates shall be outstanding, the Seller will deliver to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to Section 3.09 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.10 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee.

       (i) The Seller will apply the net proceeds from the sale of the Class A Certificates in the manner set forth in the Prospectus.

       (j) If, between the date hereof and the Closing Time, to the knowledge of HFC or the Seller there are any legal or governmental proceedings instituted or threatened against HFC or the Seller which, if determined adversely to HFC or the Seller, would individually or in the aggregate have a material adverse effect on the financial condition, shareholders' equity or results of operations of HFC or the Seller, HFC and the Seller, as applicable, will give prompt written notice thereof to the Underwriters.

       SECTION 7. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Underwritten Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Time of the representations and warranties on the part of the Subservicers and the Seller herein contained, to the material accuracy of the statements of officers of the Subservicers, the Seller and HFC, respectively, made pursuant hereto, to the performance by the Subservicers, the Seller and HFC of all of their respective obligations hereunder and to the following conditions at the Closing Time:

       (a) (i) The Registration Statement shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, any price-related information previously omitted from the effective Registration Statement pursuant to Rule 430A under the 1933 Act shall have been transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act within the prescribed time period, and the Seller shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment to the Registration Statement providing such information shall have been promptly filed with the Commission and declared effective in accordance with the requirements of Rule 430A under the 1933 Act, and prior to the Closing Time the Seller shall have provided evidence satisfactory to the Underwriters of such effectiveness and (ii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Class A Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (b) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of Sidley & Austin, as special counsel to the Seller and HFC, in the form attached hereto as Exhibit A.

       (c) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of John W. Blenke, Esq., Assistant General Counsel of Household International, Inc., the parent company of HFC, in form and substance satisfactory to the Underwriters, to the effect that:

              (i) HFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement.

              (ii) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement and the Insurance Agreement.

              (iii) Each of the Subservicers has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Receivables Purchase Agreement and the Transfer Agreement.

              (iv) HFC has full corporate power and authority to serve in the capacity of master servicer of the Mortgage Loans as contemplated in the Pooling and Servicing Agreement.

              (v) Each of the Subservicers, the Seller and HFC is duly authorized under relevant statutes, laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein currently conducted by them, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or financial condition of the Subservicers, the Seller or HFC, and the Subservicers are duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws" or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

              (vi) None of the Subservicers, the Seller or HFC is in violation of its Certificate or Articles of Incorporation or Bylaws or, to the best of such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which any of the

       Subservicers, the Seller or HFC is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of any of the Subservicers, the Seller or HFC or which might materially and adversely affect the properties or assets, taken as a whole, of any of the Subservicers, the Seller or of HFC.

              (vii) This Agreement, the Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Seller and the Master Servicer and, with respect to this Agreement, by the Subservicers and HFC, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute the valid and binding obligation of each of the Seller and the Master Servicer and, with respect to this Agreement, of the Subservicers and HFC, enforceable against each of the Seller and the Master Servicer and, with respect to this Agreement, the Subservicers and HFC, in accordance with their respective terms, and the Receivables Purchase Agreement has been duly authorized, executed and delivered by the Seller and the Subservicers and the Transfer Agreement has been duly authorized, executed and delivered by the Subservicers, and the Receivables Purchase Agreement and the Transfer Agreement constitute valid and binding obligations of the Seller and the Subservicers, as applicable, enforceable against the Seller and the Subservicers in accordance with their terms, except that in each case as to enforceability (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (C) the enforceability as to rights to indemnification under this Agreement and the Insurance Agreement (to the extent indemnification under such Agreements relates to liability under the 1933 Act) may be subject to limitations of public policy under applicable securities laws.

              (viii) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Receivables Purchase Agreement or the Insurance Agreement, or the fulfillment of the terms of this Agreement, the Pooling and Servicing Agreement or the Insurance Agreement do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of the Seller or, to the best of such counsel's knowledge, any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Seller is a party or by which the Seller may be bound or to which any of the property or assets of the Seller may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Seller or materially adverse to the transactions contemplated by this Agreement.

              (ix) The consummation of any of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Receivables Purchase Agreement or the Transfer Agreement, and the fulfillment of the terms of the Pooling and Servicing Agreement, the Receivables Purchase Agreement or the Transfer Agreement, do not and will not conflict with or violate any terms or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Subservicers or, to the best of such counsel's knowledge, any statute, order or regulation applicable to any of the Subservicers and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Subservicers pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Subservicers may be bound or to which any of the property or assets of any of the Subservicers may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the applicable Subservicers or materially adverse to the transactions contemplated by this Agreement.

              (x) The consummation of any of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Insurance Agreement, or the fulfillment of the terms of this Agreement or the Pooling and Servicing Agreement or the Insurance Agreement, do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of HFC or, to the best of such counsel's knowledge, any statute, order or regulation applicable to HFC, and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of HFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which HFC is a party or by which HFC may be bound or to which any of the property or assets of HFC may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to HFC or materially adverse to the transactions contemplated by this Agreement.

              (xi) The direction by the Seller to the Trustee to execute, issue, countersign and deliver the Certificates has been duly authorized by the Seller and, assuming that the Trustee has been duly authorized to do so and when executed and countersigned and delivered by the Trustee against payment of the agreed upon consideration therefor in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

              (xii) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Class A Certificates and the sale of the Underwritten Certificates to the Underwriters, or the consummation by the Subservicers, the Seller and HFC of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement and the Insurance Agreement, except the registration under the 1933 Act of the Class A Certificates and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the issuance of the Class A Certificates and the purchase and distribution of the Underwritten Certificates by the Underwriters or as have been obtained.

              (xiii) The Registration Statement is effective under the 1933 Act and to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

              (xiv) The conditions to the use by the Seller of a registration statement on Form S-11 under the 1933 Act, as set forth in the General Instructions to Form S-11, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and Regulations thereunder which have not been so filed. The statements in the Prospectus under the caption "Risk Factors--Legal Considerations" and under the caption "Certain Legal Aspects of the Mortgage Loans", to the extent that statements in such sections constitute matters of law or legal conclusions with respect thereto, have been reviewed by attorneys under such counsel's supervision and are complete and correct in all material respects.

              (xv) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which any of the Subservicers, HFC or the Seller is a party or of which any of their respective properties is the subject (A) which if determined adversely to any of the Subservicers, HFC or the Seller would have a material adverse effect on the business or financial condition of any of the Subservicers, HFC or the Seller, (B) asserting the invalidity of the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement and the Insurance Agreement, or the Certificates, (C) seeking to prevent the issuance of the Certificates or the consummation by any of the Subservicers, HFC or the Seller of any of the transactions contemplated by the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Insurance Agreement and this Agreement, as the case may be, or (D) which might materially and adversely affect the performance by any of the Subservicers, HFC or the Seller of their respective obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Insurance Agreement, this Agreement, or the Certificates.

              (xvi) The Registration Statement at the time it became effective, and any amendment thereto at the time such amendment becomes effective (other than the information set forth under "Description of the Certificate Insurer," "Experts" and financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations thereunder.

              (xvii) Such counsel has no reason to believe that (A) the Registration Statement and the Prospectus, as of the date the Registration Statement became effective, or the Registration Statement (excluding the exhibits thereto) as of the date that the most recent post-effective amendment thereto became effective, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) the Prospectus, as of its date and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to information set forth under the caption "Description of the Certificate Insurer," "Experts" and the financial statements or other financial and statistical data contained or incorporated by reference in the Registration Statement).

       Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by officers of such parties to the instruments and documents referred to therein. Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and no opinion need be given as to the enforceability of Section 9 of this Agreement.

       (d) The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the date of the Closing Time, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

              (i) The Trustee has duly authorized, executed and delivered the Pooling and Servicing Agreement, the Transfer Agreement and the Insurance Agreement, which constitute the valid and legally binding agreements of the Trustee, are enforceable against the Trustee in accordance with their terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (ii) The Trustee has duly executed and countersigned the Certificates issued on the date thereof on behalf of the Trust.

              (iii) The execution and delivery by the Trustee of the Pooling and Servicing Agreement, the Transfer Agreement and the Insurance Agreement and the performance by the Trustee of its obligations thereunder do not conflict with or result in a violation of the Organization Certificate or Bylaws of the Trustee.

              (iv) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement, the Transfer Agreement and the Insurance Agreement and to perform its obligations thereunder.

              (v) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement, the Transfer Agreement and the Insurance Agreement.

              (vi) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement, the Transfer Agreement and the Insurance Agreement.

       (e) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Time, of Brown & Wood LLP, as counsel for the Underwriters, with respect to the issuance of the Class A Certificates and the sale of the Underwritten Certificates to the Underwriters, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may require.

       (f) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of Shaw, Pittman, Potts & Trowbridge, special counsel for the Certificate Insurer, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

              (i) The Certificate Insurer is a monoline stock insurance corporation, duly incorporated, validly existing and in good standing under the laws of the State of New York.

              (ii) The Certificate Insurer has the corporate power to execute and deliver, and to take all action required of it under, the Insurance Agreement, the Indemnification Agreement (as defined herein) and the Policy.

              (iii) The execution, delivery and performance by the Certificate Insurer of the Insurance Agreement, the Indemnification Agreement and the Policy do not require the consent or approval of, the giving of notice to, the prior registration with, or the taking of any other action in respect of, any state or other governmental agency or authority that has not previously been obtained or effected.

              (iv) The Policy, the Insurance Agreement and the Indemnification Agreement have been duly authorized, executed and delivered by the Certificate Insurer and, assuming due authorization, execution and delivery of the Insurance Agreement and the Indemnification Agreement by the parties thereto (other than the Certificate Insurer), each of the Policy, the Insurance Agreement and the Indemnification Agreement constitutes the legally valid and binding obligation of the Certificate Insurer, enforceable in accordance with its respective terms subject, as to enforcement, to (A) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect, and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Certificate Insurer, (B) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought and (C) the enforceability of rights to indemnification under the Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

       (g) The Underwriters shall have received an opinion, dated the date of the Closing Time, of Sidley & Austin, as special counsel to the Seller and HFC, addressed to the Seller and satisfactory to the Certificate Insurer, Standard & Poor's Ratings Services and Moody's Investors Service, Inc. relating to the sale of the Trust Balances by the Subservicers to the Seller and by the Seller to the Trust, and the transfer of the Related Assets to the Trustee, and such counsel shall have consented to reliance by the Certificate Insurer, Standard & Poor's Ratings Services and Moody's Investors Service, Inc. and the Underwriters on such opinion as though such opinion had been addressed to each such party.

       (h) Each of the Subservicers, the Seller and HFC shall have furnished to the Underwriters a certificate signed on behalf of the Subservicers, the Seller and HFC by an accounting or financial officer thereof, dated the date of the Closing Time, as to (i) the accuracy of the representations and warranties of the Subservicers and the Seller herein at and as of the Closing Time, (ii) there being no legal or governmental proceedings pending, other than those, if any, referred to in the Prospectus or the Prospectus as amended or supplemented, as the case may be, to which any of the Subservicers, the Seller or HFC is a party or of which any property of any of the Subservicers, the Seller or HFC is the subject, which, in the judgment of any of the Subservicers, the Seller or HFC, as applicable, have a reasonable likelihood of resulting in a material adverse change in the financial condition, shareholders' equity or results of operations of the Subservicers, the Seller or HFC; and to the best knowledge of each of the Subservicers, the Seller or HFC, as applicable, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (iii) the performance by the Subservicers, the Seller and HFC of all of their respective obligations hereunder to be performed at or prior to the Closing Time, and (iv) such other matters as you may reasonably request.

       (i) The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the date of the Closing Time, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement and the Transfer Agreement by the Trustee and the acceptance by the Trustee of the trust created by the Pooling and Servicing Agreement and the due execution and delivery of the Certificates by the Trustee thereunder and such other matters as you shall reasonably request.

       (j) An Indemnification Agreement shall have been entered into between the Certificate Insurer, HFC, the Seller and the Underwriters, in which the Certificate Insurer will represent to the Underwriters, among other representations, that (i) the information under the captions "Description of the Certificate Insurer," "Description of the Certificates--The Policy" and "Financial Statements of the Certificate Insurer" in the Prospectus was approved by the Certificate Insurer and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements therein, in the light of the circumstances under which they were made, not misleading and (ii) there has been no change in the financial condition of the Certificate Insurer since ________________ which would have a material adverse effect on the Certificate Insurer's ability to meet its obligations under the Policy.

       (k) The Policy shall have been issued by the Certificate Insurer pursuant to the Insurance Agreement and shall have been duly countersigned by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulation.

       (l) The Class A Certificates shall have been rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc.

       (m) Counsel and special counsel to HFC and the Seller shall have furnished to the Underwriters any opinions supplied to the rating agencies relating to certain matters with respect to the Class A Certificates.

       (n) The Underwriters shall have received from Arthur Andersen LLP, or other independent certified public accountants acceptable to the Underwriters, a letter, dated as of the date of this Agreement in the form heretofore agreed to.

       (o) Prior to the Closing Time, Brown & Wood LLP, as counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Class A Certificates and the sale of the Underwritten Certificates to the Underwriters as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller and HFC in connection with the issuance of the Class A Certificates and the sale of the Underwritten Certificates to the Underwriters as herein contemplated shall be satisfactory in form and substance to the Underwriters and Brown & Wood LLP.

       (p) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders' equity or results of operations of the Seller, any of the Subservicers or HFC otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

       (q) Prior to the Closing Time the Subservicers, the Seller and HFC shall have furnished to you such further information, certificates and documents as you may reasonably request.

       If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Seller at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 8.

       SECTION 8. Payment of Expenses. The Seller, the Subservicers and HFC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Certificates, (iii) the fees and disbursements of Sidley & Austin, as special counsel for the Seller and HFC, and Arthur Andersen LLP, accountants of the Seller and HFC,
(iv) the qualification of the Class A Certificates under securities and Blue Sky laws and the determination of the eligibility of the Class A Certificates for investment in accordance with the provisions of subsection 6(f) including filing fees, and the fees and disbursements of Brown & Wood LLP, as counsel for the Underwriters (not to exceed $28,000, in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi) the delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement and the Insurance Agreement, (vii) the fees charged by nationally recognized statistical rating agencies for rating the Class A Certificates, (viii) the fees and expenses of the Trustee and its counsel and (ix) the fees and expenses of the Certificate Insurer and its counsel.

       If this Agreement is terminated by you in accordance with the provisions of Section 7, the Seller, the Subservicers and HFC shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of Brown & Wood LLP, as counsel for the Underwriters.

       SECTION 9. Indemnification. (a) HFC and the Seller jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the 1933 Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (a) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Seller, or information electronically transmitted to the Seller, by the Underwriters or the Certificate Insurer expressly for use in the Registration Statement (or any amendment thereto), (b) such loss, liability, claim, damage or expense is incurred by an Underwriter solely as a result of the distribution by it of Computational Materials in violation of Section 2(a) hereof or (c) such untrue statement or omission or alleged untrue statement or omission was made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by an Underwriter resulted from an action, claim or suit by any person who purchased the Underwritten Certificates from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus dated _______________, 1996 to such person at or prior to the confirmation of the sale of such Underwritten Certificates in any case where such delivery is required by the 1933 Act;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

              (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) as reasonably incurred in investigating, preparing to defend or defending against or appearing as a third party witness with respect to any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, as such expense is incurred and to the extent that any such expense is not paid under (i) or (ii) above.

       This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

       (b) Each of the Underwriters severally agrees to indemnify and hold harmless the Seller, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party") against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a) of this Section 9, arising out of any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Seller by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The parties hereto acknowledge that the only information supplied to the Seller by the Underwriters expressly for use in the Registration Statement or the Prospectus is limited to the information set forth in the second sentence of the fourth paragraph on the cover, the first paragraph on page 2, and the second paragraph under the caption "Underwriting" in the Prospectus. In addition, each Underwriter severally agrees to indemnify and hold harmless each Indemnified Party against any and all loss, liability, claim, damage and expense, as incurred, arising solely out of any breach of such Underwriter's representation and warranty set forth in Section 2(a) hereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

       (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, and one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action.

       SECTION 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, HFC and the Seller on the one hand, and the Underwriters (or Underwriter, if such loss, liability, claim, damage or expense arises solely as a result of such Underwriter's breach of the representation and warranty set forth in Section 2(a) hereof), on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and one or more of the Underwriters (i) except for any Underwriter's indemnification arising solely from a breach of its representation and warranty set forth in Section 2(a) hereof, in such proportion as shall be appropriate to reflect the relative benefits to HFC and the Seller on the one hand and the Underwriters on the other in connection with the matter to which the indemnification relates, which relative benefits shall be deemed to be in such proportions the Underwriters shall be responsible for that portion represented by the percentage that the underwriting discount on the cover of the Prospectus at the Closing Time bears to the initial public offering price for the Underwritten Certificates as set forth thereon, and HFC and the Seller shall be jointly and severally responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or otherwise prohibited hereby, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of HFC and the Seller on the one hand and the Underwriters or Underwriter, as applicable, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HFC or the Seller, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. HFC, the Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim that is the subject of this Section 10. Notwithstanding the provisions of this Section 10, except for any loss, claim, damage, liability or expense resulting solely from any Underwriter's breach of the representation and warranty set forth in
Section 2(a) hereof, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Certificates underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. The Underwriters' obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint, and no Underwriter shall be required to contribute to any loss, liability, claim, damage or expense as a result of another Underwriter's breach of the representation and warranty set forth in
Section 2(a) hereof. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 9 hereof). For purposes of this Section 10, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each respective director of the Seller, each respective officer of the Seller who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller.

       SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Subservicers, the Seller or HFC submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Subservicers, the Seller or HFC and shall survive delivery of any Underwritten Certificates to the Underwriters.

       SECTION 12. Termination of Agreement. You, as representatives of the Underwriters, may terminate this Agreement, immediately upon notice to the Seller, at any time at or prior to the Closing Time (i) if there has been an outbreak or material escalation of hostilities involving the United States of America where armed conflict appears imminent, or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriters' reasonable judgment makes it impracticable or inadvisable to proceed with the public offering of the Underwritten Certificates or (ii) if trading generally on the New York Stock Exchange has been suspended, or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities. In the event of any such termination, the covenant set forth in subsection 6(b), the provisions of Section 8, the indemnity agreement set forth in Section 9, and the provisions of Sections 10 and 15 shall remain in effect.

       SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Underwritten Certificates shall fail at the Closing Time to purchase the Underwritten Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then such of the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

              (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

              (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

       No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

       In the event of a default by any Underwriters as set forth in this
Section 13, either you or the Seller shall have the right to postpone the Closing Time for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

       SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at the address set forth on the first page hereof. Notices to the Seller or HFC shall be directed to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, to the attention of the Secretary, with a copy to the Treasurer.

       SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Subservicers, the Seller and HFC, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Underwritten Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

       SECTION 16. Governing Law and Time. This Agreement shall be governed by the law of the State of New York and shall be construed in accordance with such law. Specified times of day refer to New York City time.

       SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

       If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Seller, HFC and the Subservicers in accordance with its terms.

                                       Very truly yours,

                                       HFC REVOLVING CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:  John W. Blenke
                                           Title: Vice President and Secretary


                                       HOUSEHOLD FINANCE CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:  John W. Blenke
                                           Title: Vice President and Asst.
                                                  Secretary



                                       HOUSEHOLD REALTY CORPORATION, HOUSEHOLD
                                       FINANCE CORPORATION OF CALIFORNIA,
                                       HOUSEHOLD FINANCE CORPORATION II,
                                       HOUSEHOLD FINANCE CORPORATION III,
                                       HOUSEHOLD FINANCE INDUSTRIAL LOAN
                                       COMPANY, HOUSEHOLD FINANCE REALTY
                                       CORPORATION OF NEW YORK, HOUSEHOLD
                                       FINANCIAL CENTER INC., HOUSEHOLD FINANCE
                                       REALTY CORPORATION OF NEVADA, HOUSEHOLD
                                       INDUSTRIAL LOAN COMPANY OF KENTUCKY,
                                       HOUSEHOLD FINANCE INDUSTRIAL LOAN COMPANY
                                       OF IOWA, HOUSEHOLD FINANCE CONSUMER
                                       DISCOUNT COMPANY, HOUSEHOLD INDUSTRIAL
                                       FINANCE COMPANY and MORTGAGE ONE
                                       CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:  B. B. Moss, Jr.
                                           Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED, as of
the date first above written:


MORGAN STANLEY & CO. INCORPORATED
  as Representatives of the Underwriters




------------------------------
Name:
Title:

                                   Schedule A

                                  Underwriting


CLASS A

Class A Pass-Through Rate:  LIBOR plus _____%
Purchase Price Percentage:   _____%

                                                                Principal Amount
                                                                ----------------
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . .      $
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                     ---------
                                                      Total          $
                                                                     =========

                                   EXHIBIT A

                     Opinion of Sidley & Austin pursuant to
                   Section 7(b) of the Underwriting Agreement



                                                             _____________, 1996


MORGAN STANLEY & CO. INCORPORATED
     as Representatives of the Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

                 Re: Household Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2, Class A

Ladies and Gentlemen:

       We address this opinion to you pursuant to Section 7(b) of the Underwriting Agreement dated _______________, 1996 (the "Underwriting Agreement") among HFC Revolving Corporation (the "Seller"), Household Finance Corporation, a Delaware corporation (the "Company"), and Household Realty Corporation, Household Finance Corporation of California, Household Finance Corporation II, Household Finance Corporation III, Household Finance Industrial Loan Company, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Finance Realty Corporation of Nevada, Household Industrial Loan Company of Kentucky, Household Finance Industrial Loan Company of Iowa, Household Finance Consumer Discount Company, and Mortgage One Corporation (collectively, the "Subservicers" and each individually, a "Subservicer") and the underwriters referred to therein (together, the "Underwriters"). The Seller has entered into a Receivables Purchase Agreement dated as of ______________, 1996 (the "Receivables Purchase Agreement"), between the Seller, as purchaser, and each of the Subservicers, as sellers. Pursuant to the Receivables Purchase Agreement, the Subservicers have sold to the Seller all of their right, title and interest in and to the unpaid principal balances of the Initial Mortgage Loans as of the Cut-Off Date and certain other rights with respect to the collateral supporting each Mortgage Loan, and each is obligated to sell to the Seller any additions to such principal balances as the result of advances made to the related mortgagors subsequent to the Cut-Off Date. Pursuant to the Pooling and Servicing Agreement referred to below, the Seller will assign to the Trust its rights under the Receivables Purchase Agreement. In addition, the Subservicers have entered into an agreement dated as of ______________, 1996 (the "Transfer Agreement"), between the Trustee and each of the Subservicers, pursuant to which the Subservicers will assign to the Trust all of their right, title and interest in and to the Mortgage Loans not otherwise transferred pursuant to the Receivables Purchase Agreement, other than the right or obligation to fund additional draws. The Subservicers are wholly-owned subsidiaries of HFC. The Underwriting Agreement relates to the issuance and sale of $______________ aggregate principal amount of Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2, Class A (the "Investor Certificates").

The Investor Certificates are to be issued together with the Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2, Seller Certificates (the "Seller Certificates" and together with the Investor Certificates, the "Certificates") pursuant to the terms of a Pooling and Servicing Agreement dated as of ________________, 1996 (the "Agreement") among the Company, as master servicer, the Seller and The First National Bank of Chicago, as trustee (the "Trustee"). Capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement unless herein otherwise defined.

       As special counsel for the Seller and the Company, we have, among other things (i) participated in the preparation of the Agreement and (ii) cooperated with officers of the Seller and the Company, representatives of the Underwriters and independent accountants in the preparation of the Registration Statement on Form S-11 (Registration Nos. 333-_______ and 333-_______-01) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the Prospectus dated ______________, 1996 in the form in which it was transmitted for filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Act (the "Final Prospectus").

       We advise you that in our opinion:

       (i) The Agreement is not required to be qualified under the Trust Indenture Act;

       (ii) Neither the Seller nor the Trust created by the Agreement is an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940;

       (iii) The Certificates and the Agreement conform in all material respects to the respective descriptions thereof in the Final Prospectus; and

       (iv) The statements in the Final Prospectus under the captions "Prospectus Summary--Tax Status" and "--Income Tax Withholding" and "Certain Income Tax Consequences" and the second paragraph under the caption "Risk Factors--Insolvency Considerations" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and correctly represent our opinion.

       The opinions set forth herein are subject to the following qualifications:

       No opinion is expressed as to the effect of the compliance or noncompliance of the Seller or the Trustee with any state or federal laws or regulations applicable to them because of their legal or regulatory status or the nature of their respective businesses, or to the due authorization, execution and delivery of the Agreement and the Certificates. As to such matters, we have relied upon the opinion of John W. Blenke, Esq., Assistant General Counsel of Household International, Inc., of even date herewith, delivered pursuant to Section 7(c) of the Underwriting Agreement, and have made no independent investigation of the matters referred to in such opinion.

       In expressing the foregoing opinions, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of public officials and responsible officers of each of the Seller, the Company and the Trustee and other papers and matters of fact and law as we have deemed relevant and necessary as a basis for the opinions we expressed herein. We have relied, with respect to factual matters, on representations and warranties made by, and on certificates and other documents furnished by responsible officers of each of the Trustee, the Seller and the Company. In expressing the foregoing opinions, we have assumed, with your permission, (i) the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies of such documents submitted to us for our examination, (ii) that each of the Seller and the Trustee has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and (iii) the due execution and delivery, pursuant to due authorization, of the agreements and documents referred to above by the Trustee.

       The opinions expressed herein are only with respect to federal laws of the United States and the laws of the State of Illinois. We consent to the reliance on this opinion by [Certificate Insurer], Standard & Poor's Ratings Services and Moody's Investors Service, Inc. Subject to the foregoing sentence, this opinion is being delivered solely for the benefit of the persons to whom it is addressed. Accordingly, it may not be quoted, filed with any government authority or other regulatory agency or otherwise circulated or utilized for any purpose without our prior written consent.

                                        Very truly yours,